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                                                                   Exhibit 10.19

                                   PICIS, INC.
                                   RABBI TRUST


        This Rabbi Trust by and between PICIS, INC. (the "Company") and GREATBANC TRUST COMPANY (the "Trustee") is made as of the date set forth below.

        WHEREAS, the Company has entered into the Deferred Stock Award Agreements listed on Schedule A, hereto, has adopted the 2005 Equity Incentive Plan of Picis, Inc., intends to make awards thereunder, which awards shall be added to Schedule 6A when made, and may adopt other compensation plans or enter into other agreements to benefit its executives or service providers, which plans and/or agreements shall be added to Schedule A hereto to the extent that they are to be included as plans hereunder (jointly, the "Plan"); and

         WHEREAS, the Company has incurred, or may incur in the future, liability under the terms of such Plan; and

        WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust, assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Plan participants and/or the participants' beneficiaries in accordance with the terms of the Plan;

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA");

        WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

        SECTION 1. ESTABLISHMENT OF THE TRUST.

        (a) The Company hereby deposits with the Trustee in trust the assets set forth on Schedule B hereof, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.
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        (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan participants and their beneficiaries, and general creditors of the Company, as herein set forth. Notwithstanding the foregoing, if a Plan participant forfeits all or any amount of his/her future benefits under the Plan, such amount shall be returned by the Trustee to the Company. The Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e) The Company shall, from time to time make additional deposits of cash or other property, including shares of the Common Stock of the Company, in trust with the Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement so that the funds in the Trust are sufficient to meet the Company's obligations to the Plan participants from time to time.

         SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Plan participants (and their beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants or their beneficiaries in accordance with such Payment Schedule. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withlield with respect to the payment of benefits pursuant to the terms of the Plan and shall pay or shall direct the Trustee to pay amounts withheld to the appropriate taxing authorities. The Trustee shall have no responsibility with regard to withholding or remitting amounts withheld to any appropriate authority except to act in accordance with the specific directions of the Company as to the magnitude, source and proper recipient of such amounts. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make payments in accordance with the directions of the Company.

         (b) The entitlement of the Plan participants or their beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and

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any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

        (c) The Company may make payment of benefits directly to the Plan. participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the participants or their beneficiaries and shall further direct the Trustee to remit such portions of the Trust Assets as the Company may direct for the purpose of funding its payments to participants or beneficiaries.

        SECTION 3. THE TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

        (a) The Trustee shall cease payment of benefits to the Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Company is determined to be insolvent by any state or federal regulatory authority.

        (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of the Company (or highest ranking officer of the Company) shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Plan participants or their beneficiaries.

                 (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

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                 (4) The Trustee shall resume the payment of benefits to the
Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

        (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

         SECTION 4. PAYMENTS TO THE COMPANY.

                 Except as provided in Sections 1(d), 2 and 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plan participants and their beneficiaries pursuant to the terms of the Plan.


         SECTION 5. INVESTMENT AUTHORITY.

         (a) The Trustee may invest in any and all types of securities (including stock and obligations issued by the Company). All rights associated with assets of the Trust including purchase, sale, retention, tender, merger vote, shall be exercised by the Trustee only at the direction of the Company or the person designated by the Company (a "designee"), and shall in no event be exercisable by or rest with Plan Participants.

         (b) In addition to the general investment powers set forth above in this Section 5, the following provisions shall apply:

                  (i) Investment Guidelines and Directives. The Trustee shall acquire, retain or dispose of the assets of the Trust in accordance with this Agreement but only as directed by the Company or its designee. To the extent permitted by law, the Trustee shall not be liable for any investment made pursuant to the Company's or its designee's direction and the Company shall indemnify the Trustee against any expenses or losses that the Trustee may incur in connection with the acquisition, retention or disposition of any Trust assets.

                  (ii) The Trustee Powers. In addition to the general investment powers set forth above in this Section 5, the following provisions shall apply:

                  (A) To receive and hold all contributions paid to it by the Company;

                  (B) To effectuate the written investment instructions given by the Company or its designee without regard to any law now or hereafter in force limiting investments of fiduciaries;

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        (C) To the extent, and only to the extent, that the Company or its designee directs the Trustee to so act, to have the authority to invest and reinvest assets of the Trust in shares of common or preferred stock (including those of the Company), bonds, notes, debentures, short-term securities, mutual funds (including any such fund from which the Trustee or any affiliate thereof receives an investment management fee or any other fee), common trust funds, and other property, real or personal, of any kind; to purchase and sell "put" and "call" options on publicly traded securities; and to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the Trust;

        (D) To acquire, hold or dispose of insurance or annuity contracts as directed by the Plan Sponsors or their designees;

        (E) To the extent, and only to the extent, that the Company or its designee directs the Trustee to so act, to borrow from anyone such amount or amounts of money necessary to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust;

         (F) To retain in the Trust for investment or pending distributions, any portion of the Trust in cash deemed appropriate by the Trustee;

         (G) To establish accounts in any affiliate of the Trustee and in such other banks and financial institutions as the Trustee deems appropriate to carry out the purposes of the Trust;

         (H) To deposit securities with a clearing corporation as defined in Article Eight of the Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the Trustee or by a clearing corporation, provided that the records of the Trustee shall indicate the actual ownership of the securities and other property of the Trust Fund.

         (I) To participate in and use the Federal book-entry account system, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

         (J) To hold securities or property in the name of the Trustee or its nominee or nominees or in such other form as it determines best with or without disclosing the Trust relationship, providing the records of the Trust shall indicate the actual ownership of such securities or other property.

 SECTION 6. DISPOSITION OF INCOME.

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                During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


         SECTION 7. ACCOUNTING BY THE TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 45 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         SECTION 8. RESPONSIBILITY OF THE TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to, or not taken in the absence of, a written direction, request or approval given or in the absence of a direction, to be given by the Company in a manner which is contemplated by, and in conformity with, the terms of this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If theTrustee undertakes or defends any litigation or is involved with an inquiry whether public or private arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and the Company shall pay the fees and expenses of such legal counsel. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations

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hereunder and the Company shall pay the fees and expenses of the entities so hired. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         SECTION 9. COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 10. RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of the Trustee and appointment of a successor the Trustee, all assets shall subsequently be transferred to the successor the Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11. APPOINTMENT OF SUCCESSOR.

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         (a) If Trustee resigns or is removed in accordance with Section 10(a)
or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may grant corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which the Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

         (c) Upon written approval of the participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

         SECTION 13. MISCELLANEOUS.

        (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

        IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be duly executed as of this 29th day of November, 2005.

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PICIS, INC.



By:  /s/ R.S. Lentz
   -----------------------------------

Title:  CFO
      --------------------------------

Attest:  /s/ Marc R. Jones
       -------------------------------

Title:  VP, Business Operations
      --------------------------------



GREATBANC TRUST COMPANY

By:  /s/ Stephen Hartman
   -----------------------------------

Title:  Senior Vice President
      --------------------------------

Attest:  /s/ Barbara Hutchinson
       -------------------------------

Title:  Admin. Asst.
      --------------------------------


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